Exhibit 99.1

Hydro Innovations, LLC

Financial statements

for the years ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Hydro Innovations, LLC

Boulder, CO 80301

We have audited the accompanying balance sheets of Hydro Innovations, LLC (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations and members’ deficit and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydro Innovations, LLC as of December 31, 2013 and 2012, and the results of their operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has incurred recurring losses from operations and has a working capital deficiency as of December 31, 2013 and 2012, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
October 7, 2014

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HYDRO INNOVATIONS, LLC

BALANCE SHEETS

DECEMBER 31, 2013 and 2012

	2013	2012
ASSETS
CURRENT ASSETS
Cash	$19,176	$5,953
Accounts receivable	121,908	26,261
Inventory	49,502	30,310
Total current assets	190,586	62,524

Property and equipment	63,416	108,241
Accumulated depreciation	(36,726)	(34,604)
	26,690	73,637

Intangible assets	5,178	5,178
Accumulated amortization	(3,663)	(3,496)
	1,515	1,683

TOTAL ASSETS	$218,791	$137,844

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,080	$9,934
Accounts payable, related party	-	20,781
Settlement obligation	-	49,027
Short term line of credit	20,336	19,155
Short term loans	250,000	8,800
Advances from others	21,932	-
Advances from related party	-	18,397

Total current liabilities	302,348	126,094

LONG TERM LIABILITIES
Line of credit	26,156	45,816

Total long term Liabilities	26,156	45,816

TOTAL LIABILITIES	328,504	171,910

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT
Members’ deficit	(109,713)	(34,066)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$218,791	$137,844

See accompanying notes to the financial statements

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HYDRO INNOVATIONS, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

	For the Year Ended December 31,
	2013	2012

Revenue	$695,031	$639,973

Cost of revenue	334,719	310,159

Gross profit	360,312	329,814

Operating Expenses:
Depreciation and amortization expenses	14,257	12,063
Product development cost	39,985	786
General and administrative expenses	376,077	417,309
Total operating expenses	430,318	430,158

Operating loss	(70,007)	(100,344)

Other income (expenses):
Interest expense	(8,360)	(11,702)
Net Loss	$(78,367)	$(112,045)

Member deficit
Balance - beginning of year	$(34,066)	$76,600
Imputed interest on loan	2,719	1,379
Net loss for the year	(78,367)	(112,045)
Balance - end of year	$(109,713)	$(34,066)

See accompanying notes to the financial statements

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HYDRO INNOVATIONS, LLC

STATEMENTS OF CASH FLOW

	For the year ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(78,367)	$(112,045)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	14,257	12,063
Loss on loan receivable write off	-	40,000
Loss on abandonment of fixed assets	47,867	-
Operating expenses incurred by related party on behalf of the Company	10,629	7,869

Changes in operating assets and liabilities:
Accounts receivable	(95,647)	38,081
Inventory	(19,192)	(6,045)
Prepaid and other	-	10,685
Accounts payable and accrued liabilities	(45,010)	24,931
Net cash used in (provided by) operating activities	(165,463)	15,539

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(15,009)	-
Net cash used in investing activities	(15,009)	-

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment of) proceeds from related party advances	(29,026)	26,850
Proceeds from short term loan	241,200	(37,262)
Repayment of line of credit	(18,479)	(16,208)
Net cash provided by (used in) financing activities	193,695	(26,620)

Net increase / (decrease) in cash	13,223	(11,081)

Cash, beginning of period	5,953	17,034
Cash, end of period	$19,176	$5,953

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$5,641	$10,323
Cash paid during the year for income taxes	$-	$-

Non cash Investing and Financing activities:
Notes transferred to accounts payable	$-	$20,781

See accompanying notes to the financial statements

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Hydro Innovations, LLC

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Company

The Company manufactures and sells equipment for the indoor gardening industry. The Company’s primary products are indoor climate systems and equipment based upon water chillers (“WCS”) rather than typical heating, ventilation and air conditioning (commonly referred to as HVAC) and targets the indoor gardening industry through direct and third party distribution channels. The Company manufactures and/or assembles its WCS products.

Basis of presentation

Hydro Innovations LLC, a Texas limited liability company (the “Company”, “we”, “our”) was formed on January 8, 2008.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“US GAAP”) in the United States of America.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less at the date of purchase are considered to be cash equivalents.

Property and Equipment:

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets:

Organizational costs, patent costs, trademarks and other intangibles are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, intangible assets are amortized using the straight-line method over their estimated useful lives.

The balance at December 31, 2013 and 2012 amounted to $1,515 and $1,683, respectively.

Amortization expense amounted to $167 and $167 for the years ended December 31, 2013 and 2012, respectively.

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Revenue Recognition:

The Company sells its climate systems equipment and other related equipment to the indoor gardening industry through direct and third party distribution channels. The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. There was no effect on implementing ASC 605-25 on the Company’s financial position and results of operations.

Product warranty claims:

The Company warrants their products against defects for one year from the date of sales. The Company has experienced only nominal claims in the past years. During the years ended December 31, 2013 and 2012, the warranty claims incurred by the Company were $3,384 and $5,140, respectively.

Based on the Company’s history of incurring claims expenses, management feels that there were no provisions needed for estimated future costs and estimated returns for credit relating to warranty liability as of December 31, 2013 and 2012.

Cost of Sales:

The Company manufactures/assembles its climate control systems generally on an order by order basis. The Company also buys certain other components and equipment from third party manufacturers and keeps an inventory of the purchased equipment. The cost of the manufactured product and purchased equipment is charged to costs of sales when the related equipment is shipped and revenue is recognized for the respective sale. Equipment that is sold from inventory is charged to cost of sales at the average price of the equipment.

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2013 and 2012, an allowance for doubtful accounts was $-0-.

Inventory:

The Company purchases certain equipment in quantity rather than on an order by order basis and keeps an inventory of this equipment. The inventory is carried at the lower of cost or market. Inventory is relieved at its average cost.

The balance at December 31, 2013 and 2012 amounted to $49,502 and $30,310, respectively.

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Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash, cash equivalents and accounts receivable. Exposure to losses on accounts receivable is principally dependent on each customer’s financial condition. The Company monitors its exposure for customer credit losses and maintains allowances for anticipated losses. The Company places its cash and cash equivalents in financial institutions insured by the Federal Depository Insurance Corporation, to the maximum amount of that coverage. Additionally, the Company limits its amount of credit exposure to any one institution. The Company has never experienced any losses in these accounts and believes that its credit risk exposure with respect to cash balances held by depository institutions is limited.

Sales to four customers comprised 75% of the Company’s revenues for the year ended December 31, 2013 and sales to two customers comprised 70% of the Company’s revenues for the year ended December 31, 2012. The Company believes that, in the event that its primary customers are unable or unwilling to continue to purchase its products, there are alternative buyers for its production at comparable prices.

Purchases from three vendors comprised 76% of the Company’s purchase for the year ended December 31, 2013 and four vendors comprised 90% of the Company’s purchases for the year ended December 31, 2012. The Company believes that in the event that its primary vendors are unable to continue to sell their products to the Company, there are alternative vendors at comparable prices.

Fair Value Measurements:

The carrying value of financial instruments, including cash and cash equivalents, accrued liabilities, and accounts payable approximate fair value because of the short maturity of these instruments.

Income Taxes:

The Company is a limited liability company which has elected to be taxed as a sub-chapter S corporation for federal income tax purposes. As a result, no provision for income taxes is presented.

Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated. At December 31, 2013 and 2012, there were no loss contingencies.

Advertising Costs:

Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2013 and 2012 were $40,800 and $10,528, respectively.

Shipping Costs:

Shipping costs are expensed as incurred. Shipping expense for the year ended December 31, 2013 and 2012 were $54,153 and $45,829, respectively.

Recent Accounting Pronouncements:

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

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NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had a net losses for the years ended December 31, 2013 and 2012 of $78,367 and $112,045, respectively and has a $111,762 and $63,570 working capital deficit (current liabilities exceeds current assets) at December 31, 2013 and 2012, respectively.

In the course of its activities, the Company has generated net income and also sustained net losses. The Company expects to be profitable and will meet its obligations through its ongoing operations. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Subsequent to year end, the Company was acquired by Surna, Inc. (see Subsequent Events Note 10).

NOTE 4 - ACCOUNTS RECEIVABLE

At December 31, 2013 and 2012 accounts receivable summarized by due dates consists of the following:

	2013	2012
Current	$35,929	$19,431
Past due 1 - 30 days	70,446	6,147
Past due 31 - 60 days	9,422	-
Past due 61 days and over	6,111	683
Total	$121,908	$26,261

At December 31, 2013 and 2012, an allowance for doubtful accounts was $nil.

NOTE 5 – PROPERTY AND EQUIPMENT

At December 31, 2013 and 2012, property and equipment consists of:

	2013	2012
Furniture & equipment	$6,914	$2,344
Molds	31,063	31,063
Vehicles	15,000	15,000
Leasehold Improvements	10,439	59,834
	63,416	108,241
Accumulated depreciation	(36,726)	(34,604)
	$26,690	$73,637

Depreciation expense amounted to $14,089 and $11,896 for the years ended December 31, 2013 and 2012, respectively. During the year ended December 31, 2013, the Company recorded a loss on abandonment of fixed assets of $47,867.

NOTE 6 – SHORT TERM NOTES

During 2013, an individual loaned a total of $250,000 to the Company in multiple tranches (the “Advances”). The Loan does not carry a stated interest rate or term. As such the Company has imputed interest at the rate of six percent (6%) per annum.

On December 7, 2011, the Company borrowed $70,000 from an individual and executed a Promissory Note (the “Note”) in connection with the transaction. This note was fully repaid in February 2012 and has a stated interest rate of 0.00% per annum. As such the Company has imputed interest at the rate of six percent (6%) per annum.

The outstanding balance of the above notes were $250,000 and $8,800, respectively.

During the years ended December 31, 2013 and 2012, the Company charged imputed interest on above notes of $2,719 and $1,379, respectively.

In addition, this individual advanced the Company an additional $21,932 on a short term basis. The total outstanding balance at December 31, 2013 and 2012 were $21,932 and $-0-, respectively.

F-8

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013 and 2012, Brandy and Stephen Keen (the “Keens”), the owners of the Company, advanced a total of $23,665 and $82,528, respectively to the Company to cover cash requirements for Company operations. At December 31, 2013 and 2012, the Keens were owed $0 and $18,397 respectively.

NOTE 8 – LINE OF CREDIT

The Company has a line of credit with People Fund in the amount of $100,000. The line of credit is secured by substantially all of the assets of the Company and guaranteed by the owners of the Company. The line of credit bears interest at the rate of 12%, per annum, with interest due and payable monthly and expires on January 1, 2011. In February 2011, the line of credit was renewed with substantially the same terms and expires on February 1, 2016.

Line of credit at December 31, 2013 and 2012 are as follows:

	2013	2012
Outstanding balance	$46,492	$64,971
Less: current portion of line of credit People Fund	(20,336)	(19,155)
Long-term portion of line of credit	$26,156	$45,816

During the years ended December 31, 2013 and 2012, the Company paid interest on above notes of $1,170 and $5,931, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Settlement Agreement

During 2010, the Company along with the Keens (owners of the Company) were sued by T. Marek, M. Marek, Liquid Lumens, and Global Garden Supply for breach of contract and attorneys’ fees in the 98th Judicial District Court for Travis County, Texas (the “State Lawsuit”); the court in the State Lawsuit entered its February 22, 2012 Final Judgment in favor of T. Marek, M. Marek, Liquid Lumens, and Global Garden Supply (the “State Lawsuit Final Judgment,” awarding, among other things, $91,585 to the Marek Parties, comprised of $15,000 in actual damages and $76,585 in attorneys’ fees (the “State Lawsuit Award”). In 2011, the Keens then sued the Marek Parties in the United States District Court for the Western District of Texas (the “Patent Lawsuit”) alleging, among other things, patent infringement.

In 2012, the parties to the above described litigation settled all claims and the parties entered into a Settlement Agreement, the terms of which call for the Keens to pay to the Marek Parties the total sum of one hundred thirteen thousand fifty-three U.S. dollars and twenty-four US cents (USD 113,053) (the “Total Settlement Amount”) to be paid according to the following installment schedule, with each payment being an “Installment Payment”:

a. Installment Payment No. 1: Fifteen thousand U.S. dollars (USD 15,020) due on the Effective Date;

b. Installment Payment Nos. 2-17: Six thousand one hundred twenty-eight U.S. dollars and thirty-three U.S. cents (USD 6,128) due on or before the fifteenth calendar day of every month beginning June 15, 2012 and continuing until the last payment is due on or before August 15, 2013.

As of December 31, 2013 the balance had been paid in its entirety and as of December 31, 2012, the Company had a Balance due to the Marek Parties of $49,027.

F-9

Litigations

Company is subject to certain legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. As of filing date, there was no outstanding litigation.

Lease Obligations

The Company has entered into a lease agreement for its manufacturing and office space consisting of approximately 18,000 square feet. The lease term extends through September 30, 2016 and calls for yearly payment as follows:

Year ended December 31, 2014	$137,209
Year ended December 31, 2015	184,538
January 1 through September 30, 2016	138,404
Total	$460,151

Subsequent to year end, Surna, Inc. assumed the lease obligations and acquired the Company (see following Note 10 - Subsequent Events).

NOTE 10 – SUBSEQUENT EVENTS

Effective as of July 1, 2014, we entered into a Modification and Amendment (the “Hydro Amendment”) to the previously executed March 31, 2014 Membership Purchase Agreement we entered into with Surna, Inc., a Nevada corporation (“Surna”), under the terms of which Surna would acquire 100% of the Company. Pursuant to the terms of the Hydro Amendment, Surna is to pay the Keens $250,000 by the delivery to the Keens of a $250,000 promissory note from Surna (the “Surna Note”). The Surna Note bears interest at the rate of 6% per annum and is payable in monthly installments of $5,000 with a balloon payment for the balance of accrued interest and principal due on July 18, 2016. The Surna Note may be prepaid in whole or in part at any time.

As additional consideration for the purchase of Hydro, the Company entered into employment agreements with the Keens. Pursuant to the terms of Brandy Keen’s employment agreement, the Company agreed to employ Brandy Keen as its Vice President of Operations for a period of three years beginning on July 18, 2014 and pay her an annual base salary of $96,000 which is subject to review annually by the Company’s Board of Directors. Brandy Keen will be entitled to stock compensation in an amount and on terms to be agreed on at a later date, vacation, leave and other benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for business entertainment in connection with his duties. Brandy Keen’s employment is at-will and may be terminated at any time, with or without cause. Brandy Keen is subject to a restriction on competition following termination of her employment agreement for a period of one year.

Pursuant to the terms of Stephen Keen’s employment agreement, the Company agreed to employ Stephen Keen as its Vice President of Research and Development for a period of three years beginning on July 18, 2014 and pay him an annual base salary of $96,000 which is subject to review annually by the Company’s Board of Directors. Stephen Keen will be entitled to stock compensation in an amount and on terms to be agreed on at a later date, vacation, leave and other benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for business entertainment in connection with his duties. Stephen Keen’s employment is at-will and may be terminated at any time, with or without cause. Stephen Keen is subject to a restriction on competition following termination of his employment agreement for a period of one year.

F-10